                                                                 EXHIBIT 11.01


                     CARDINAL HEALTH, INC. AND SUBSIDIARIES
                 COMPUTATION OF PER SHARE EARNINGS (AS RESTATED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                     FISCAL YEAR ENDED
                                               ------------------------------
                                               JUNE 30,   JUNE 30,   JUNE 30,
                                                 1997       1996       1995
                                               --------   --------   --------
PRIMARY:

Net earnings                                   $184,599   $127,240   $146,587
                                               ========   ========   ========

Average shares outstanding                      107,152    103,872    100,398

Dilutive effect of stock options                  1,966      2,219      3,261
                                               --------   --------   --------

Weighted average number of Common
   Shares outstanding                           109,118    106,091    103,659
                                               ========   ========   ========

Primary earnings per Common Share              $   1.69   $   1.20   $   1.41
                                               ========   ========   ========

FULLY DILUTED:

Net earnings                                   $184,599   $127,240   $146,587

9.53% convertible debenture interest, net of
   income tax effect                                 --        270        394
                                               --------   --------   --------

Fully diluted net earnings available           $184,599   $127,510   $146,981
                                               ========   ========   ========

Average shares outstanding                      107,152    103,872    100,398

Dilutive effect of stock options                  2,020      2,412      3,380

Assumed converison of 9.53% convertible
   debentures                                        --        717      1,071
                                               --------   --------   --------

Weighted average number of Common
   Shares outstanding                           109,172    107,001    104,849
                                               ========   ========   ========

Fully diluted earnings per Common Share        $   1.69   $   1.19   $   1.40
                                               ========   ========   ========


   See Note 17 of "Notes to Consolidated Financial Statements" for a discussion of the restatement.